Exhibit 10.83

THIS SECURITY TRUST AGREEMENT (the Agreement) is made on            August 2005

BETWEEN:

(1)	FORTRESS CREDIT CORP., a Delaware corporation with its address at 1251 Avenue of the Americas, New York, NY 10020 (the Collateral Agent);

(2)	FORTRESS CREDIT OPPORTUNITIES I LP, a Delaware corporation with its address at 1251 Avenue of the Americas, New York, NY 10020;

(3)	the other FINANCE PARTIES as defined under Clause 1.1 (Definitions) below;

(4)	the SECURITY GRANTORS as defined under Clause 1.1 (Definitions) below.

The Finance Parties and the Security Grantors are hereinafter collectively referred to as the Parties.

WHEREAS

(A)	The Original Lender has agreed to make available to the Borrowers certain facilities on the terms of and subject to the Credit Agreement (each as defined below).

(B)	It is a condition to the Finance Parties (as defined below) making the facilities available that the Pledgor enters into this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions
In this Agreement:

Accession Agreement means an agreement by which a member of the Group becomes an Additional Borrower or an Additional Guarantor under the Credit Agreement after the date of execution of the Credit Agreement.

Additional Borrower means a member of the Group which becomes a borrower under the Credit Agreement after the date of execution of the Credit Agreement.

Additional Guarantor means any member of the Group which becomes a guarantor under the Credit Agreement after the date of execution of the Credit Agreement.

Agent means Fortress Credit Corp. in its capacity as agent under the Credit Agreement (as defined below).

Assignment and Assumption Agreement means an agreement by which a person becomes a New Lender under the Credit Agreement after the date of execution of the Credit Agreement.

Beneficiaries means the Finance Parties.

Borrower means the Original Borrower or an Additional Borrower.

Business Day means a day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, and when used in connection with any payment, the term Business Day shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

Collateral Agency Agreement means the collateral agency agreement dated on or about the date hereof between Fortress Credit Corp. as Collateral Agent and Original Senior Lender and the Subordinated Noteholders.

Credit Agreement means the credit agreement dated on or about the date hereof providing for up to U.S. $ 50,000,000 term loan facilities between, amongst others, the Agent, the Original Borrower, the Original Guarantors and the Original Lender.

Default means an Event of Default or an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

Event of Default means an event of default pursuant to and in accordance with Clause 19 (Default) of the Credit Agreement.

Fee Letter means any letter entered into by reference to the Credit Agreement between one or more Finance Parties and the Original Borrower setting out the amount of certain fees to be paid in connection with the Credit Agreement.

Finance Document means:

(a)	the Credit Agreement;

(b)	each Security Document;

(c)	each Request;

(d)	a Fee Letter;

(e)	each Assignment and Assumption Agreement;

(f)	each Accession Agreement;

(g)	the Intercreditor Agreement;

(h)	the Collateral Agency Agreement;

(i)	the Warrant Agreement;

(j)	the Promissory Note; or

(k)	any other document designated as such by the Agent and the Original Borrower.

Finance Party means a Lender, the Agent or the Collateral Agent.

German Security means the security created under the German Security Documents.

German Security Documents means each of the documents listed in Schedule 3 and any other security document granting Security to the Beneficiaries and/or Collateral Agent which is subject to German law.

Germany means the Federal Republic of Germany.

Group means each of the Original Borrower and any of its Subsidiaries from time to time.

Guarantor means an Original Guarantor or an Additional Guarantor.

Intercreditor Agreement means the intercreditor agreement dated on or about the date hereof between , inter alia, the Original Lender, the Subordinated Noteholders, the Original Borrower and Fortress Credit Corp. as Collateral Agent.

Lenders means the Original Lender and each New Lender.

New Lender means Fortress Credit Opportunities I LP and any other bank, trust, fund or other entity to which rights and/or obligations under the Credit Agreement are assigned or transferred; or which assumes rights and obligations under the Credit Agreement, after the date of execution of the Credit Agreement.

New Security Grantor’s Accession Agreement has the meaning ascribed to it in Clause 9 hereof.

Obligor(s) means a Borrower or a Guarantor.

Original Guarantor means each of the companies listed in Schedule 6 or any of their successors from time to time.

Original Borrower means Warp Technology Holdings Inc., a Nevada corporation, with its chief executive office at 151 Railroad Avenue, Greenwich, Conneticut 06830 and its registered agent being Pacific Corporate Services at 5844 South Pecos Road, Suite B, Las Vegas, Nevada 89120 and any of its successors in title from time to time.

Original Lender means each of the banks and financial institutions listed in Schedule 5 hereto and any of their successors in title from time to time.

Participating Member States means a member state of the European Communities that adopts the Euro as its currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

Promissory Note means a promissory note delivered by a Borrower to a Lender or the Agent.

Request means a request for an advance to be made under the Credit Agreement.

Secured Claims means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to the Finance Parties (or any of them) under each or any of the Finance Documents, each as amended, varied, supplemented or novated from time to time, including any increases, in each case together with all costs, charges and expenses incurred by any Finance Party in connection with the protection, preservation or enforcement of its respective rights under the Finance Documents, as the case may be, or any other document evidencing or securing any such liabilities.

Security means any and all security granted by any Obligor or any third party to a Finance Party with a view to securing the Secured Claims.

Security Grantors means each and any of the companies set forth in Schedule 4 hereto and any company which executes a New Security Grantor’s Accession Agreement after the execution hereof.

Security Documents means any and all present or future documents under which a party grants collateral with a view to secure claims of any Finance Party under the Credit Agreement.

Subordinated Noteholders means Crestview Capital Master, LLC and DCOFL, LDC.

Subsidiary means in relation to any person, any entity which is controlled directly or indirectly by that person or of whose dividends or distributions that person is entitled to receive more than fifty per cent. (50%) and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that person from time to time, and control for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct management to determine the composition of a majority of the board of directors (or like board) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.

Warrant Agreement means the warrant agreement dated on or about the date hereof made between Warp Technology Holdings, Inc. and Fortress Credit Corp.

1.2	Where the context so admits, the singular includes the plural and vice versa.

1.3	The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

1.4	Any reference in this Agreement to a defined document is a reference to that defined document as amended, varied, supplemented or novated from time to time.

1.5	Terms defined or referred to in the Facility Agreement and not otherwise defined herein shall bear the same meaning herein as therein unless the context otherwise requires.

1.6	References to parties herein shall also be deemed to include references to their respective successors, transferees and assignees.

2.	APPOINTMENT AS TRUSTEE AND ADMINISTRATOR

2.1	Appointment
The Collateral Agent shall:

(a)	hold and administer such German Security which is assigned or transferred by way of security (Sicherungsabtretung/Sicherungsübereignung) or otherwise granted under a non-accessory security right (nicht akzessorische Sicherheit) as trustee (Treuhänder) for the benefit of the Beneficiaries;

(b)	administer such German Security which has been created by way of pledge (Verpfändung) or otherwise transferred under an accessory security right (akzessorische Sicherheit) to the Collateral Agent and the Beneficiaries; and

(c)	act in relation to the German Security in accordance with the terms and subject to the conditions of this Agreement, the German Security Documents and the other Finance Documents. Each Security Grantors authorises the Collateral Agent to take any steps and collect all information necessary or desirable for the preparation and perfection of the German Security Documents and, where necessary, to engage on behalf of the respective Security Grantor a German public notary for the execution of any documents required in notarial form.

2.2	Ratification

Each Beneficiary hereby ratifies and approves all acts done by the Collateral Agent on such Beneficiary’s behalf before execution hereof or the execution of the respective New Finance Party’s Accession Agreement by the respective Beneficiary.

2.3	Construction

It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust (Treuhandverhältnis) expressed to be created by this Agreement, the relationship of the Beneficiaries to the Collateral Agent shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Agreement shall have full force and effect between the parties hereto.

3.	PURPOSE OF THE GERMAN SECURITY

The German Security has been granted with a view to provide collateral for any or all of the Secured Claims.

4.	POWER OF ATTORNEY

4.1	Authorisation

Each of the Beneficiaries herewith authorises and grants power of attorney to the Collateral Agent to:

(a)	execute for and on its behalf any and all German Security Documents and other agreements related to the German Security;

(b)	make and receive all declarations and statements which are necessary or desirable in connection with the German Security or any of the German Security Documents;

(c)	undertake all other actions and measures necessary or desirable in connection with this Agreement or any of the German Security Documents; and

(d)	release and retransfer/reassign the security granted under the German Security Documents and other agreements related to the German Security upon instruction by the Beneficiaries.

4.2	Self-contracting

The Collateral Agent is exempt from any restrictions under § 181 of the German Civil Code (Bürgerliches Gesetzbuch).

4.3	Sub-power

The Collateral Agent has the power to grant sub-power of attorney (including the release from the restrictions under § 181 of the German Civil Code (Bürgerliches Gesetzbuch)).

5.	SUCCESSORS

This Agreement shall be binding upon the Parties hereto and their respective successors in law. The Parties shall be entitled to assign or otherwise transfer any and all of their rights and duties under this Agreement to third parties in accordance with the relevant provisions of the Intercreditor Agreement.

6.	DURATION AND INDEPENDENCE

This Agreement shall remain in full force and effect until the full and complete payment and discharge of the Secured Claims. This Agreement shall not cease to exist if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

7.	REALISATION

The Security shall be realised, and any enforcement proceeds shall be distributed, in accordance with the relevant provisions of the Intercreditor Agreement together with the relevant provisions of the German Security Documents.

8.	INFORMATION

Each Security Grantor undertakes to provide the Collateral Agent without undue delay (unverzüglich) upon request with any information, material or document which the Collateral Agent requires in order to be able to fulfil its function as trustee or administrator for the Beneficiaries according to Clause 2.1 (Appointment).

9.	NEW PARTIES

9.1	New Finance Parties

If any bank, trust, fund, financial institution or other entity (a New Finance Party) becomes party to the Finance Documents as a Finance Party, then that New Finance Party shall execute and deliver an accession agreement substantially in the form of Schedule 1 (New Finance Party’s Accession Agreement) hereto. The Collateral Agent shall execute the New Finance Party’s Accession Agreement for itself and on behalf of the other Beneficiaries. Each of the Security Grantors herewith irrevocably consents to any New Finance Party’s Accession Agreement entered into in accordance with this Agreement.

9.2	New Security Grantors

If any company (a New Security Grantor) becomes a party to a Finance Document as an Additional Borrower, an Additional Guarantor or provider of additional German Security then such New Security Grantor shall execute and deliver an Accession Agreement substantially in the form of Schedule 2 (New Security Grantor’s Accession Agreement) hereto. The Collateral Agent shall execute the New Security Grantor’s Accession Agreement for itself and on behalf of the other Beneficiaries.

10.	PARTIAL INVALIDITY, WAIVER

10.1	Invalidity

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, that will not affect the legality, validity or enforceability of any other terms of this Agreement. The illegal, invalid or unenforceable provision shall be replaced by that term which best meets the intent of the replaced provision.

10.2	Waiver

No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

11.	AMENDMENTS

Changes and amendments of this Agreement including this Clause 11 must be made in writing.

12.	NOTICES AND THEIR LANGUAGES

12.1	Notices

Any notice or other communication under or in connection with this Agreement to the Beneficiaries or the Collateral Agent shall be in writing and shall be delivered personally, by post or facsimile and shall be sent to the address or facsimile number of the party, and for the attention of the individual, set forth in Schedule 7 hereto or such other address or facsimile number as is notified from time to time.

12.2	Language

Unless otherwise agreed, any notice or other communication under or in connection with this Agreement shall be the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail except that where a German translation of a legal term appears in such text, the German translation shall prevail.

13.	APPLICABLE LAW; JURISDICTION

13.1	Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of Germany.

13.2	Jurisdiction

The place of jurisdiction for all Parties shall be Frankfurt am Main, Germany. The Collateral Agent, however, shall also be entitled to take legal action against any of the Security Grantors before any other competent court of law having jurisdiction over such Security Grantor or any of its assets.

SIGNATORIES

FORTRESS CREDIT CORP.	for itself and as Collateral Agent on behalf of the other Finance Parties:
Title:	By:/s/ Marc K. Furstein Name: Marc K. Furstein Chief Operating Officer

FORTRESS CREDIT OPPORTUNITIES I LP
By:/s/ Marc K. Furstein
	Name:	Marc K. Furstein
Title:	Chief Operating Officer

GUPTA TECHNOLOGIES LLC

/s/ Brian Sisko

Name: Brian Sisko

Title: Authorized Signatory

GUPTA TECHNOLOGIES LTD.

/s/ Brian Sisko

Name: Brian Sisko

Title: Authorized Signatory

GUPTA TECHNOLOGIES GMBH

/s/ Brian Sisko

Name: Brian Sisko

Title: Authorized Signatory